Exhibit 99.1

Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archcapgroup.com
PRESS RELEASE

Arch Capital Group Ltd. to Acquire Watford Holdings Ltd. for $31.10 per Common Share in All-Cash Transaction

Transaction Provides Certainty and Speed of Execution for
Watford Shareholders

Ensures Continuity of Product and Service for Watford Policyholders

PEMBROKE, BERMUDA - OCTOBER 9, 2020 - Arch Capital Group Ltd. (NASDAQ: ACGL) (“Arch” or “the Company”) and Watford Holdings Ltd. (NASDAQ: WTRE) (“Watford”) today announced they have entered into a definitive agreement under which Arch will acquire all the common shares of Watford in an all-cash transaction valued at approximately $622 million. Following closing, which is expected to occur in the first quarter of 2021, Watford will continue to operate as a standalone business and remain consolidated within Arch’s financials.
Under the terms of the agreement, Watford shareholders will receive $31.10 in cash for each Watford common share they hold. This consideration represents a premium of approximately 74% to Watford’s unaffected closing common share price on September 8, 2020, the last trading day prior to media reports about the possibility of a transaction between Watford and Arch. Watford's 8.5% cumulative redeemable preference shares (NASDAQ: WTREP) will remain outstanding and will be entitled to the same dividend and other rights and preferences as are now provided to the preference shares.
The independent members of Watford’s Board of Directors have unanimously approved the agreement and recommended that Watford’s shareholders vote in favor of the transaction. The agreement requires approval by holders of the majority of Watford’s outstanding shares. Arch, which currently owns approximately 13% of Watford’s outstanding shares, has committed to vote in favor of the transaction. In addition, Arch’s directors and executive officers own approximately 2% of Watford’s outstanding shares.
“This represents a clear path forward for Watford, while also delivering an attractive premium to shareholders in a transaction with a high degree of certainty to close,” said Jon Levy, Watford’s President and Chief Executive Officer. “We believe that Watford will be better positioned as a standalone business within Arch to execute its strategic priorities and growth plans. Importantly, we expect a seamless transition for our clients, trading partners and policyholders, who we think will benefit from Watford becoming part of a larger organization with greater resources.”
“Since we launched Watford in 2014, the company has been a valued part of the Arch story and we are pleased to deepen our existing strategic and financial investment,” said Marc Grandisson, Arch’s President and Chief Executive Officer. “Our longstanding contractual partnership with and financial consolidation of Watford expedited the due diligence process and should give all stakeholders confidence in our ability to close this transaction quickly. Watford’s policyholders and trading partners will benefit from the continued underwriting strength and service they have come to expect from Watford and Arch.”

The transaction, which will be funded through cash from Arch’s balance sheet, is subject to customary closing conditions, including regulatory and shareholder approval. Arch also retains the flexibility to bring in additional investment partners as co-investors in the transaction.

Advisors
Goldman Sachs is acting as financial advisor to Arch, and Cahill Gordon & Reindel LLP is serving as the Company’s legal advisor. Morgan Stanley is acting as financial advisor to Watford, and Clifford Chance US LLP is serving as Watford’s legal advisor.
Contacts
Arch Capital Group Ltd.
Greg Hare
678 462 8647
ghare@archcapservices.com

Watford Holdings Ltd.
Laurence B. Richardson
LBR@WatfordHoldings.com

About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $14.7 billion in capital at June 30, 2020, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
About Watford Holdings Ltd.
Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.0 billion in capital as of June 30, 2020, comprised of $172.6 million of senior notes, $52.4 million of contingently redeemable preference shares and $776.2 million of common shareholders’ equity, and with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency. On May 1, 2020, A.M. Best announced that it had placed under review with negative implications the financial strength ratings of Watford's operating subsidiaries. On May 7, 2020, Kroll Bond Rating Agency affirmed the “A” insurance financial strength ratings of Watford's operating subsidiaries as well as the “BBB+” credit rating of Watford Holdings Ltd., with the outlook for all ratings revised to negative.
Cautionary Note Regarding Forward-looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries or Watford and its subsidiaries may include forward-looking statements, which reflect Arch's or Watford's current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including statements regarding the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions; the expected benefits of the merger; and any assumptions underlying any of the foregoing.
Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward-looking statements involve Arch’s or Watford’s current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: one or more closing conditions to the merger, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger, or that the required approval of the merger agreement by the shareholders of Watford may not be obtained; the business of Watford may suffer as a result of uncertainty surrounding the merger and there may be challenges with employee retention as a result of the pending merger; the merger may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the merger; an event, change or other circumstance may occur that could give rise to the termination of the merger agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement);adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and the Company’s or Watford’s ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of the Company’s or Watford’s loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; the Company’s or Watford’s ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses the Company or Watford has acquired or may acquire into its existing operations (including in connection with the merger);; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to the Company or Watford of reinsurance to manage the Company’s or Watford’s gross and net exposures; the failure of others to meet their obligations to the Company or Watford; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in the Company’s and Watford’s filings with the U.S. Securities and Exchange Commission (“SEC”).
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Neither the Company nor Watford undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed merger, Watford intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A, and Watford and certain other persons, including Arch, intend to file a Schedule 13E-3 transaction statement with the SEC. Following the filing of the definitive proxy statement with the SEC, Watford will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Watford, free of charge, from the SEC’s web site (www.sec.gov). Investors may also obtain Watford’s SEC filings in connection with the transaction, free of charge, by directing a request to Watford Holdings Ltd., Waterloo House, 1st Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
Participants in the Solicitation
Watford and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Watford’s directors and executive officers is available in its definitive proxy statement for its 2020 annual meeting of shareholders filed with the SEC on April 14, 2020. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.

Source:
Arch Capital Group Ltd.
arch-corporate

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